Exhibit 99.1

News Release

	Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS 2014 EARNINGS

Clearfield, Pennsylvania – January 30, 2015

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the year ended December 31, 2014. Highlights include the following:

•	Net income of $23.1 million for the year ended December 31, 2014, or $1.60 per share, a 38% increase in net income and a 24% increase in diluted earnings per share over the year ended December 31, 2013.

•	Loans of $1.36 billion at December 31, 2014, an increase of $59.9 million, or 4.6%, compared to December 31, 2013.

•	Returns on average assets and equity of 1.07% and 12.76%, respectively, for the year ended December 31, 2014.

•	Tangible book value per share of $10.91 per share as of December 31, 2014, an increase of 18.2% over tangible book value per share of $9.23 at December 31, 2013.

•	Net interest margin of 3.82% for the year ended December 31, 2014, compared to 3.47% for the year ended December 31, 2013.

•	Non-performing assets of $10.2 million, or 0.47% of total assets as of December 31, 2014, compared to $12.9 million, or 0.61% of total assets, at December 31, 2013.

Joseph B. Bower, Jr., President and CEO commented, “We are pleased to report record earnings of $23.1 million in 2014, resulting in a return on average equity to our shareholders of 12.76%. This past year, CNB focused on the integration of the recent acquisition of FCBank. Our challenges were to manage the asset quality to appropriate levels while instilling our culture of true relationship banking into the marketplace. We feel we have been very successful in both areas as our asset quality metrics are well below peer groups and our culture has already begun to pay dividends in the market.”

Net Interest Income and Margin

Net interest margin on a fully tax equivalent basis was 3.94% and 3.82% for the three months and year ended December 31, 2014, compared to 3.70% and 3.47% for the three months and year ended December 31, 2013. Net accretion included in loan interest income related to loans acquired in the fourth quarter of 2013 was $1.2 million and $2.9 million for the three months and year ended December 31, 2014, resulting in an increase in the net interest margin of 23 basis points and 14 basis points, respectively. Changes in average earning assets, interest-bearing liabilities, and resulting interest income in 2014 compared to 2013 are primarily a result of the acquisition of FC Banc Corp. in the fourth quarter of 2013.

Asset Quality

During the year ended December 31, 2014, CNB recorded a provision for loan losses of $3.8 million, as compared to a provision for loan losses of $6.1 million for the year ended December 31, 2013. The provision for loan losses was $282 thousand and $1.2 million for the three months ended December 31, 2014 and 2013, respectively. Net chargeoffs during the year ended December 31, 2014 were $2.7 million, as compared to net chargeoffs of $4.0 million during the year ended December 31, 2013, and the ratio of net chargeoffs to average loans was 0.21% and 0.38% for the years ended December 31, 2014 and 2013, respectively.

During the fourth quarter, the CNB recorded an additional reserve for an impaired commercial real estate loan of $652 thousand. The ratio of nonperforming assets to total assets declined from 0.55% at September 30, 2014 to 0.47% at December 31, 2014. In addition, two commercial and industrial loan relationships that had previously been classified as substandard totaling $11.4 million were paid in full during the quarter ended December 31, 2014, resulting in a reduction of the allowance for loan losses of $1.3 million.

Non-Interest Income

Excluding the effects of securities transactions, non-interest income was $13.8 million for the year ended December 31, 2014, compared to $12.7 million for the year ended December 31, 2013. Net realized gains on available-for-sale securities were $429 thousand during the year ended December 31, 2014, compared to $355 thousand during the year ended December 31, 2013. Net realized and unrealized gains on trading securities were $121 thousand during the year ended December 31, 2014, compared to $728 thousand during the year ended December 31, 2013.

Wealth and asset management fees increased to $2.9 million for the year ended December 31, 2014, from $2.4 million during the year ended December 31, 2013 due to increases in assets under management resulting from CNB’s strategic focus to grow its Wealth and Asset Management Division. Income recorded from bank owned life insurance policies decreased to $1.0 million for the year ended December 31, 2014, from $1.6 million during the year ended December 31, 2013. The 2013 income included $576 thousand representing the excess of the face value of certain policies over their cash surrender values resulting from the maturity of the policies.

Non-Interest Expenses

Total non-interest expenses were $52.7 million during the year ended December 31, 2014, compared to $43.8 million during the year ended December 31, 2013. CNB recorded amortization expense associated with a core deposit intangible asset of $1.2 million and $251 thousand during the years ended December 31, 2014 and 2013, respectively. Non-interest expenses for the year ended December 31, 2013 include merger-related expenses of $2.4 million in connection with CNB’s acquisition of FC Banc Corp. in the fourth quarter of 2013.

Salaries and benefits expenses increased $5.3 million, or 24.3%, during the year ended December 31, 2014 compared to the year ended December 31, 2013, due to an increase in average full-time equivalent employees resulting primarily from the acquisition of FC Banc Corp., routine merit increases, and increases in certain employee benefit expenses, such as health insurance premiums, which continue to increase in line with market conditions. Net occupancy expenses increased $1.4 million, or 25.5% during the year ended December 31, 2014 compared to the year ended December 31, 2013, as a result of anticipated increases in repair, maintenance, and utility expenses, increases in depreciation expense for recently completed projects and asset purchases, and the addition of eight branch locations from the acquisition of FC Banc Corp. Other non-interest expenses increased $3.6 million, or 28.5%, during the year ended December 31, 2014 compared to the year ended December 31, 2013, primarily as a result of the acquisition of FC Banc Corp.

The ratio of non-interest expenses to average assets was 2.43% and 2.31% during the years ended December 31, 2014 and 2013, respectively.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.2 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, loan production offices in Hollidaysburg, Pennsylvania and Ashtabula, Ohio, and 28 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank, as well as 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	(Dollars in thousands, except share and per share data)
				(unaudited)
	2014	2013	% change	2014	2013	% change
Income Statement
Interest income	$22,495	$20,489	9.8%	$86,882	$71,416	21.7%
Interest expense	3,063	3,210	-4.6%	12,287	12,212	0.6%

Net interest income	19,432	17,279	12.5%	74,595	59,204	26.0%
Provision for loan losses	282	1,247	-77.4%	3,840	6,138	-37.4%

Net interest income after provision for loan losses	19,150	16,032	19.4%	70,755	53,066	33.3%

Non-interest income
Wealth and asset management fees	725	699	3.7%	2,860	2,426	17.9%
Service charges on deposit accounts	1,176	1,209	-2.7%	4,560	4,272	6.7%
Other service charges and fees	809	618	30.9%	2,809	2,179	28.9%
Net realized gains on available-for-sale securities	184	27	581.5%	429	355	20.8%
Net realized and unrealized gains on trading securities	106	231	-54.1%	121	728	-83.4%
Mortgage banking	279	307	-9.1%	781	940	-16.9%
Bank owned life insurance	340	110	209.1%	1,041	1,552	-32.9%
Other	487	475	2.5%	1,720	1,314	30.9%

Total non-interest income	4,106	3,676	11.7%	14,321	13,766	4.0%

Non-interest expenses
Salaries and benefits	7,151	5,900	21.2%	26,991	21,717	24.3%
Net occupancy expense of premises	1,695	1,674	1.3%	6,911	5,506	25.5%
FDIC insurance premiums	296	336	-11.9%	1,322	1,266	4.4%
Merger costs	—	1,067	NA	—	2,396	NA
Intangible amortization	274	251	9.2%	1,180	251	370.1%
Other	4,253	3,767	12.9%	16,284	12,677	28.5%

Total non-interest expenses	13,669	12,995	5.2%	52,688	43,813	20.3%

Income before income taxes	9,587	6,713	42.8%	32,388	23,019	40.7%
Income tax expense	2,844	1,985	43.3%	9,314	6,340	46.9%

Net income	$6,743	$4,728	42.6%	$23,074	$16,679	38.3%

Average diluted shares outstanding	14,340,919	14,146,379		14,360,278	12,880,636

Diluted earnings per share	$0.47	$0.33	42.4%	$1.60	$1.29	24.0%
Cash dividends per share	$0.165	$0.165	0.0%	$0.66	$0.66	0.0%

Payout ratio	35%	50%		41%	51%

Average Balances
Loans, net of unearned income	$1,329,958	$1,291,482		$1,316,745	1,052,429
Total earning assets	2,060,641	1,997,675		2,025,080	1,792,773
Total assets	2,191,695	2,134,875		2,161,076	1,894,861
Total deposits	1,855,266	1,842,866		1,843,476	1,613,982
Shareholders’ equity	188,501	167,529		180,776	146,563

Performance Ratios (quarterly information annualized)
Return on average assets	1.23%	0.89%	1.07%	0.88%
Return on average equity	14.31%	11.29%	12.76%	11.38%
Net interest margin (FTE)	3.94%	3.70%	3.82%	3.47%

Loan Charge-Offs
Net loan charge-offs	$751	$2,230	$2,708	$3,964
Net loan charge-offs / average loans	0.23%	0.69%	0.21%	0.38%

	(unaudited)	(unaudited)
	December 31,	September 30,	December 31,	% change versus
	2014	2014	2013	9/30/14	12/31/13
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,355,289	$1,326,375	$1,295,363	2.2%	4.6%
Loans held for sale	887	1,290	487	-31.2%	82.1%
Investment securities	690,225	703,806	690,118	-1.9%	0.0%
FHLB and other equity interests	6,695	8,491	7,533	-21.2%	-11.1%
Other earning assets	3,633	3,553	4,139	2.3%	-12.2%

Total earning assets	2,056,729	2,043,515	1,997,640	0.6%	3.0%

Allowance for loan losses	(17,373)	(17,843)	(16,234)	-2.6%	7.0%
Goodwill	27,194	27,194	27,194	0.0%	0.0%
Core deposit intangible	3,403	3,677	4,583	-7.5%	-25.7%
Other assets	119,260	116,431	118,106	2.4%	1.0%

Total assets	$2,189,213	$2,172,974	$2,131,289	0.7%	2.7%

Non interest-bearing deposits	$244,743	$245,914	$221,293	-0.5%	10.6%
Interest-bearing deposits	1,602,336	1,620,950	1,614,021	-1.1%	-0.7%

Total deposits	1,847,079	1,866,864	1,835,314	-1.1%	0.6%

Borrowings	111,695	83,877	87,950	33.2%	27.0%
Subordinated debt	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	21,271	19,996	22,494	6.4%	-5.4%

Common stock	—	—	—	NA	NA
Additional paid in capital	78,022	77,892	77,923	0.2%	0.1%
Retained earnings	110,619	106,252	97,066	4.1%	14.0%
Treasury stock	(1,152)	(1,742)	(633)	-33.9%	82.0%

Accumulated other comprehensive loss	1,059	(785)	(9,445)	-234.9%	-111.2%

Total shareholders’ equity	188,548	181,617	164,911	3.8%	14.3%

Total liabilities and shareholders’ equity	$2,189,213	$2,172,974	$2,131,289	0.7%	2.7%

Ending shares outstanding	14,473,482	14,368,413	14,427,780

Book value per share	$13.03	$12.64	$11.43
Tangible book value per share (*)	$10.91	$10.49	$9.23

Capital Ratios
Tangible common equity / tangible assets (*)	7.32%	7.04%	6.34%
Leverage ratio	8.39%	8.22%	7.96%
Tier 1 risk based ratio	13.06%	12.99%	12.51%
Total risk based ratio	14.31%	14.24%	13.72%

Asset Quality
Non-accrual loans	$9,190	$10,412	$11,573
Loans 90+ days past due and accruing	213	350	344

Total non-performing loans	9,403	10,762	11,917
Other real estate owned	806	1,101	986

Total non-performing assets	$10,209	$11,863	$12,903

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$14,771	$7,705	$8,006
Non-performing TDR loans **	3,887	3,957	4,130

Total TDR loans	$18,658	$11,662	$12,136

Non-performing assets / Loans + OREO	0.75%	0.89%	1.00%
Non-performing assets / Total assets	0.47%	0.55%	0.61%
Allowance for loan losses / Loans	1.28%	1.35%	1.25%

* - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

** - Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited)	(unaudited)
	December 31,	September 30,	December 31,
	2014	2014	2013

Shareholders’ equity	$188,548	$181,617	$164,911
Less goodwill	27,194	27,194	27,194
Less core deposit intangible	3,403	3,677	4,583

Tangible common equity	$157,951	$150,746	$133,134

Total assets	$2,189,213	$2,172,974	$2,131,289
Less goodwill	27,194	27,194	27,194
Less core deposit intangible	3,403	3,677	4,583

Tangible assets	$2,158,616	$2,142,103	$2,099,512

Ending shares outstanding	14,473,482	14,368,413	14,427,780

Tangible book value per share	$10.91	$10.49	$9.23
Tangible common equity/Tangible assets	7.32%	7.04%	6.34%